                                                                   Exhibit 10.14

                          Technology Service Agreement
                  (Including Technology Training and Brokerage)

Name of Project: Cooperation Agreement Between China Mobile Communications Group
                 ---------------------------------------------------------------
                 Corporation and Monternet WAP Service Provider
                 ----------------------------------------------

Principal (Party A): China Mobile Communications Group Corporation
                     ---------------------------------------------

Agent (Party B): Beijing Enterprise Network Technology Co., Ltd.
                 ----------------------------------------------

Place of Signature: Xicheng (District), Beijing (City)

Time of Signature: May 22, 2003

Term: February 10, 2003 through February 28, 2004

                              Cooperation Agreement
                                     Between
                  China Mobile Communications Group Corporation
                                       and
                         Monternet WAP Service Provider

Party A: China Mobile Communications Group Corporation

Party B: Beijing Enterprise Network Technology Co., Ltd.
         ----------------------------------------------

The parties hereto agree to establish cooperation in the principle of equality, mutual benefit and win-win through friendly negotiation. This Agreement is hereby formulated to regulate the rights and obligations of the parties hereto during their cooperation. This Agreement shall have the same binding power upon Party A and Party B.

I.   Cooperation Principle

The parties hereto shall cooperate in good faith in the area of mobile data WAP service in the principle of benefit sharing, reciprocality and win-win. The parties hereto shall adhere to their agreements and provide active cooperation for the other party's work.

II.  Cooperation Project

Party A, as the network operator, shall provide network platform and communication services, as well as operational and interfacing specifications for Monternet WAP service to Party B; Party B, as the service provider, shall develop and provide application content services in accordance with the specifications provided by Party A. Party B may link its application continent to Party A's Monternet WAP main website subject to testing and permit of Party A, the URL address of which is http://wap.monternet.com. Such cooperation
                               ------------------------
project has commenced since February 10, 2002. Both parties agree that the term of such cooperation project is from February 10, 2002 through January 31, 2004.

III. Obligations of the Parties

(I)  Party A's Obligations

1. Party A shall use the promotional media under its control to promote and market Monternet WAP main website to attract website visits.

2. Party A shall provide to Party B technical specifications and support for WAP connection, to ensure Party B's smooth connection with Party A's Monternet WAP main website.

3. Party A shall provide to Party B necessary trainings as required by Party B.

4. Using the connection point of Party A's WAP system firewall with Party B as the boundary, Party A shall be responsible for the maintenance of all equipments on its own side to ensure smooth operation of such equipments.

5. Party A shall connect and make available Party B's application services following Party A's testing of such services on its Monternet WAP main website.

6. Party A shall be responsible for daily maintenance of Monternet WAP main website, and be responsible to address the technical breakdown caused by Party A, so as to ensure smooth operation of application services.

7. Party A shall provide free-of-charge network connection point service to Party B and assist Party B to cause its application service to be connected with Monternet WAP main website.

8. Party A shall be responsible to design all of the targets for operation of WAP service, and inform Party B of such targets in whole and without ambiguity. Party A shall also give Party B reasonable time to realize such targets.

9. Party A shall be responsible to handle registration, log-on, verification and ID confirmation of users and feedback-related data to Party B.

10. Party A shall count the volume of visits to Monternet WAP main website and provide the data to Party B subject to Party B's request.

11. For the services provided by Party B at the Monternet WAP main website, Party A collects information service fee from its customers for their use of Party B's services in light of the pricing materials provided by Party B, and settle the fee with Party B pursuant to the provisions under Section 6 of this Agreement.

12. Party A shall be responsible to answer and handle inquiries and complaints from customers. Any failure caused by network, gateway or operation platform of Party A shall be immediately addressed. For any failure caused by Party B, Party A shall communicate such failure to Party B and cause Party B to address it immediately.

(II) Party B's Obligations

1. Party B shall use all kinds of media under its control (including WEB site, WAP site, plane media and TV) to help China Mobile promote Monternet WAP main website (wap.monternet.com) and application services thereon, to attract visit to and use of such website. Party B shall secure prior consent from Party A before Party B uses Party A's name and business mark in its promotion of Monternet WAP main website; without prior written consent of Party A, Party B shall not use the name of "China Mobile" or "Monternet" to conduct promotional activity unrelated to Monternet WAP business in media.

2. Party B shall be responsible to provide application server, application software, information source, special line for application data and other necessary equipments to the satisfaction of Party A on the basis of the parties' cooperation project.

3. Party B shall provide active collaboration in Party A's testing of connection point, and undertake to connect to Monternet WAP main website in accordance with WAP service and interfacing specifications provided by Party A.

4. Using the connection point of Party A's WAP system firewall with Party B as the boundary, Party B shall be responsible for the maintenance of all equipments on its own side to ensure smooth operation of such equipment.

5. Party B shall achieve the following network performance targets subject to Party A's testing and record-keeping:

a. connection success rate during busy hours not less than 98%;

b. networking period (time for round-trip from WTBS Ping SP Server) not exceeding 0.1 second;

c. SP response time (from the issue of business request from WTBS to the receipt of the response by WTBS) not exceeding 0.5 second.

6. Party B shall be responsible to immediately address the failure of application service caused on its side, and take practical measures to prevent re-occurrence of such failure. Party B shall be liable for any economic losses thus incurred by Party A or its customer.

7. Party B shall be responsible to negotiate and enter into commercial arrangement with direct providers of the application contents. Party B shall ensure the information and service it provides be subject to applicable State policies and regulations, have no infringement upon consumers' interest, intellectual property rights or relevant interest of any third party. Party B shall be solely liable for any proceedings arising therefrom.

8. Party B shall ensure the use of Party B's services be free of any obstacles by customers at Monternet WAP main website. Unless permitted by Party A, Party B shall not require the users who have logged on the Monternet WAP main website to undertake registration and verification, or require the users to undertake prior registration outside of the Monternet WAP main website.

9. Party B shall ensure the contents it provided be valuable to the user and timely updated.

10. Party B shall not provide any other service to Party A's customers through Party A's WAP website without prior written consent of Party A.

11. Party B shall not provide to any other telecommunication service operator the same content as provided to Party A by any transmission means whatsoever; otherwise, Party A may terminate the application services provided by Party B on Party A's WAP main website and cease fee settlement with Party B.

12. Party B shall discontinue any fee-based services on its own WAP website or other websites, otherwise Party A may terminate the application services provided by Party B on Party A's WAP main website and cease fee settlement with Party B.

13. If, prior to cooperation with Party A, Party B has provided the same services on its own WAP website or WAP web sites of Party A's provincial subsidiaries, Party B shall in principle discontinue such services but may add a link to Monternet WAP main website with the original website, otherwise Party A may terminate the services provided by Party B on Party A's WAP main website and cease fee settlement with Party B.

14. Party B shall provide linkage to the portal page of Monternet WAP main website (http://wap.monternet.com) at its own WAP website, and recommend the Monternet application services to users.

15. Party B may apply to provide its services at Party A's main WAP website on national or local level. However, any service of the same type shall not be simultaneously provided on national and local level, i.e., any service provided locally shall not be provided nationally and vice versa, and any service provided provincially shall not be provided nationally by linking with numerous provincial WAP websites of Party A; otherwise Party A may terminate Party B's nationwide service.

16. Without Party A's written consent, Party B may not use its own brand or mark when providing its application services on the Monternet WAP main website. Instead, Party B shall use the uniform mark of the Monternet WAP main website.

17. The services provided by Party B on Party A's WAP website shall not have linkage to the URL address of Party B or any third party. Instead, all services should have linkage to return to the portal page of the Monternet WAP website (http://wap.monternet.com).

18. Party B shall provide to Party A clearly and unambiguously all information required for fee calculation for the services provided by Party B, and shall assume all economic and legal liabilities related thereto.

IV. Rights of the Parties

(I)  Party A's Rights

1. Party A has the right to review or engage qualified institution to review the information provided by Party B and the content of Party B's application services, and also inspect the timeliness of the contents provided by Party B.

2. Party A has the right to refuse to transmit the information which contravenes to State directives, regulations and policies and other contents that Party A deems inappropriate, and demand compensation for any adverse impact on Party A's business and reputation.

3. Party A has the right to demand Party B to amend, modify and delete those contents at Party A's own discretion.

4. Party A has the right to design targets for the application services provided by Party B, and review Party B's performance in light of such targets. Party A has the right to require adjustment or modification for services that failed to achieve such targets for consecutive 3-months. If no adjustment or modification is made, or the services still fail to achieve the targets after adjustment or modification, Party A may cancel Party B's qualification to provide services.

5. Party A shall have full discretion to determine the sequence of the services provided by Party B on Party A's WAP main website.

6. Party A has the right to give guidance and supervision of the pricing policy of Party B's service.

7. Party A has the right to obtain reasonable revenue. (Refer to Section 6 of this Agreement for detailed allocation of revenue).

(II) Party B's Rights

1. Party B has the right to provide nationwide service or a local service on Party A's WAP main website. Application to provide nationwide service shall be submitted to Party A, while application to provide local service shall be submitted to Party A's local subsidiaries. Party A will not provide settlement services for local service; instead, Party B shall enter into separate agreement with Party A's local subsidiaries for fee settlement.

2. The coverage of Party B's services shall be in compliance with the term and geographic coverage set forth in Party B's license for value-added services.

3. Party B has the right to determine the pricing of its services under Party A's guidance.

4. Party B has the right to obtain data regarding customer visits to the Party B's information and application service contents through the network platform.

5. Without Party B's consent or written authorization, Party A shall not transfer, release or resell any information products provided by Party B to any third party unrelated to this Agreement by any means.

6. Party B shall has the right to obtain a reasonable share of the business revenue. Refer to Section 6 of this Agreement for detailed allocation of revenue.

7. In case of significant discrepancy between the data of Party A and Party B, Party B may require Party A to provide detailed statistical data for verification.

V. Confidentiality Clause

1. For purpose of this Agreement, "Proprietary Information" means any information obtained by one party from the other party ("Disclosing Party") during their cooperation which is developed, created or discovered by the Disclosing Party, or be available to or transferred to the Disclosing Party having commercial value for the business of the Disclosing Party. Proprietary Information includes without limitation trade secrets, computer program, design technology, idea, know-how, technique, data, business and product development plan, customer's information and other information related to the business of the Disclosing Party, or confidential information obtained by the Disclosing Party from others. It is understood that the Disclosing Party owns and shall own Proprietary Information, and such Proprietary Information is of significant importance to such Disclosing Party. The cooperation relationship between the Parties hereto has generated the relationship of confidence and trust with respect to Proprietary Information between the parties hereto.

2. Without prior written consent of the Disclosing Party, the other party shall keep any of Proprietary Information in confidence and may not use or disclose to any person or entity such Proprietary Information, except for normal performance of the obligations provided hereunder.

3. Both Parties shall bear non-disclosure responsibility with respect to this cooperation and the terms and conditions of this Agreement. Without prior written consent of the other party, party shall disclose such cooperation and terms and conditions of this Agreement to any third party.

VI. Revenue Sharing and Fee Settlement

1. Party A and Party B cooperate to provide WAP service to Party A's customers, and both parties are entitled to reasonable revenue which shall be calculated based on the data generated in Party A's billing system.

2. Fee settlement under this Agreement is applicable only to nationwide services provided by Party B on Party A's WAP main website, not to the local services provided by Party B at Party A's local websites.

3. Communication fee for use of Party A's network resources to access WAP services shall be solely owned by Party A.

4. The term of fee settlement shall commence as of the commencement of this project and end at the expiration of this Agreement.

5. Party A's billing system generates the fee receivable from its customers for use of Party B's services on Monternet WAP main website, of which 15% shall be Party A's revenue of information fee, and the remaining 85% be paid to Party B.

6. Prior to the 20th day of each month, Party A shall notify Party B of the information fee payable to Party B in the preceding month, and Party B shall issue an invoice in the category of service fee to Party A.

7. Within 5 days after its receipt of such invoice, Party A shall remit the amount payable to Party B in the preceding month to Party B's designated account.

8. Party A and Party B shall pay any tax arising from WAP business revenue respectively.

9. The fee settlement between Party A and Party B shall be based on the data generated in Party A's billing system. If Party B has doubts on such data, Party A may provide a detailed schedule of telephone fee and assist Party B to identify the cause therefore. However, no adjustment shall be made to the settled amount for such month.

10. Party B shall provide its accurate bank account and related information to Party A:

Name of Beneficiary: Beijing Enterprise Network Technology Co., Ltd. Opening Bank: China Construction Bank, World Trade Center Sub-branch Account No. 261002622

VII. Breach Liabilities

1. If either party breaches this Agreement and consequently causes this Agreement to become unenforceable, the non-breaching party has the right to terminate this Agreement and hold the breaching party liable for any loss thus incurred.

2. If either party breaches this Agreement and consequently causes adverse social impact or economic losses on the other party, the non-breaching party may hold the breaching party liable, require corresponding damages, or to the extent of terminating this Agreement.

VIII. Dispute Resolution

1. If any dispute arises relating to performance of this Agreement, the parties hereto shall settle it through equal consultation.

2. If the consultation fails to resolve the dispute, either party may submit the dispute to Beijing Arbitration Commission for arbitration according to its rules. The arbitration award is final and legally binding upon both parties hereto.

IX. Term of this Agreement

1. This Agreement shall become effective as of the date on which it is signed by and affixed with of seals of the parties hereto. This Agreement is valid until February 28, 2004.

2. The term of this Agreement may be automatically renewable for one year if the parties hereto desire for further cooperation. If either party desires not to renew this Agreement, it shall expressly notify the other party of its such decision in writing one month before expiration of this Agreement.

3. This Agreement may be automatically void and null upon agreement by both parties during the term of this Agreement.

4. If the occurrence of force majeure makes it impossible to continue performance of this Agreement, this Agreement may be automatically terminated following settlement of all outstanding accounts by both parties.

5. If the occurrence of a certain event makes it impossible for one party to continue performance of this Agreement, and such event is foreseeable, such party shall notify such event to the other party within five working days after its reasonable forecast of such event, and cooperate with the other party to complete all outstanding matters. If such party fails to notify the other party of such event and thus make the other party suffer losses, such party shall indemnify the other party correspondingly.

X. Miscellaneous

1. Attachment to this Agreement, Monternet SP Cooperation Administrative Measures, WAP Handbook, has the same legal effect as this Agreement.

2. Any outstanding matter shall be addressed by both parties through friendly negotiation.

3. This Agreement is made in duplicate and each party shall hold one copy. Each copy shall have the same legal effect.

Party A: China Mobile Communications Group Corporation (seal)

Representative: Ye Bing

Date: May 20, 2003

Party B: Beijing Enterprise Network Technology Co., Ltd. (seal)

Representative: Yu Qin

Date: May 22, 2003